Exhibit 3.33

Nonrefundable Filing Fee: $200.00*	STATE OF HAWAII DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS Business Registration Division 1010 Richards Street Mailing Address: P.O. Box 40, Honolulu, Hawaii 96810	FORM X-10 7/2001

ARTICLES OF CONVERSION
(Section 414-272, 415A-16.6, 415B-88, 425-193, 428-902.6, Hawaii Revised Statutes)

PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK

The undersigned, submitting these Articles of Conversion, certify as follows:

1.                                       The converting (original) entity was (check one):

☒ Profit Corp.	☐ Professional Corp.	☐ Nonprofit Corp.	☐ General Partnership	☐ Limited Partnership

☐ LLC	☐ LLP

2.                                       The name and state/country of incorporation/formation/organization or qualification of the converting entity was:

15558D1 HOTEL CORPORATION OF THE PACIFIC, INC.	Hawaii
(Type/Print Entity Name)	(State or Country)

3.                                       The converted (new) entity is (check one):

☐ Profit Corp.	☐ Professional Corp.	☐ Nonprofit Corp.	☐ General Partnership	☐ Limited Partnership

☒ LLC	☐ LLP

4.                                       The name and state/country of incorporation/formation/organization or qualification of the converted entity is:

20422 C5 RESORTQUEST HAWAII, LLC	Hawaii
(Type/Print Entity Name)	(State or Country)

5.                                       The Plan of Conversion has been approved in accordance to Section 414-271, 415A-16.5, 415B-87, 425-192, 425D-1110, 428-902.5, as applicable.

6.                                       An executed Plan of Conversion is on file at the principal place of business of the converting entity whose address is:

ANA Kalakaua Center, 2155 Kalakaua Avenue, Suite 500, Honolulu, Hawaii 96815-2354

FORM X-10
7/2001

7.                                       A copy of the Plan of Conversion shall be furnished by the converting entity prior to the conversion or by the converted entity after the conversion on written request and without cost, to any shareholder, partner, member, or owner of the converting entity or the converted entity.

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FORM X-10
7/2001

8.                                       Complete the applicable section. The Plan of Conversion was approved by the converting entity as follows:

A.                                   By vote of the shareholders of the converting domestic profit/professional corporation:

Number of Shares Outstanding	Class/Series	Number of Shares Voting For Conversion	Number of Shares Voting Against Conversion
10,000	Common	10,000	Zero

OR

B.                                     By vote of the converting domestic limited liability company:

Total Number of Authorized Votes	Number of Votes For the Conversion	Number of Votes Against the Conversion

OR

C.	☐

The converting entity was a foreign profit corporation, a foreign limited liability company, a foreign limited partnership, a foreign limited liability limited partnership, a domestic or foreign nonprofit corporation, a domestic or foreign general partnership, or a domestic or foreign limited liability partnership. The approval of the Plan of Conversion was duly authorized and complied with the laws under which the converting entity was incorporated, formed, organized, or qualified.

I/we certify under the penalties of Section 414-20, 415A-25, 415B-158, 425-13, 425-172, 425D-204, 425D-1108, and 428-1302, Hawaii Revised Statutes, as applicable, that I/we have read the above statements and that the same are true and correct.

Signed this 27th day of May, 2002

Kelvin Mark Bloom, President	/s/ Kelvin Mark Bloom
(Type/Print Name & Title)	(Signature)

SEE INSTRUCTIONS ON REVERSE SIDE. The articles must be signed by an officer, partner, or other duly authorized representative of the converting entity.

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WWW.BUSINESSREGISTRATIONS.COM	FORM LLC-1

7/2001

Nonrefundable Filing Fee: $100.00	STATE OF HAWAII DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS Business Registration Division 1010 Richards Street Mailing Address: P.O. Box 40, Honolulu, Hawaii 96810

ARTICLES OF ORGANIZATION FOR LIMITED LIABILITY COMPANY

(Section 428-203, Hawaii Revised Statutes)

PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK

The undersigned, for the purpose of forming a limited liability company under the laws of the State of Hawaii, do hereby make and execute these Articles of Organization:

I

The name of the company shall be:

RESORTQUEST HAWAII, LLC

(The name must contain the words Limited Liability Company or the abbreviation L.L.C. or LLC)

II

The street address of the initial designated office in Hawaii is:

ANA  Kalakaua Center, 2155 Kalakaua Avenue, Suite 500, Honolulu, Hawaii 96815-2354

III

The company shall have and continuously maintain in the State of Hawaii an agent and street address of the agent for service of process on the company. The agent may be an individual resident of Hawaii, a domestic entity, or a foreign entity authorized to transact or conduct affairs in this State, whose business office is identical with the registered office.

a.                                       The name of the company’s initial agent for service of process is:

The Corporation Company, Inc.
(Name of Registered Agent)	(State or Country)

b.                                      The street address of the initial registered office in this State is:

1000 Bishop Street, Honolulu, Hawaii 96813

IV

The name and address of each organizer is:

Kelvin Mark Bloom	ANA Kalakaua Center, 2155 Kalakaua Ave.
Suite 500, Honolulu, Hawaii 96815-2354

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FORM LLC-1
7/2001

V

The period of duration is (check one):

☒	At-will

☐	For a specified term to expire on:
		(Month	Day	Year)

VI

The company is (check one):

a.	☒	Manager-managed, and the names and addresses of the initial managers are listed in paragraph “c”,

and the number of initial members are: One.

b.	☐	Member-managed, and the names and addresses of the initial members are listed in paragraph “c”.

c.	List the names and addresses of the initial managers if the company is Manager-managed, or List the names and addresses of the initial members if the company is Member-managed.

Kelvin Mark Bloom	ANA Kalakaua Center, 2155 Kalakaua Ave
Suite 500, Honolulu, HI 96815-2354

VII

The members of the company (check one):

☒          Shall not be liable for the debts, obligations and liabilities of the company.

☐            Shall be liable for all debts, obligations and liabilities of the company.

☐            Shall be liable for specified debts, obligations and liabilities of the company as stated below, and have consented in writing to the adoption of this provision or to be bound by this provision.

We certify, under the penalties set forth in the Hawaii Uniform Limited Liability Company Act, that we have read the above statements and that the same are true and correct.

Signed this 27th day of May, 2002

Kelvin Mark Bloom
(Type/Print Name of Organizer)	(Type/Print Name of Organizer)

/s/ Kelvin Mark Bloom
(Signature of Organizer)	(Signature of Organizer)

SEE INSTRUCTIONS PAGE. The articles must be signed and certified by at least one organizer of the company.